Exhibit 10.38
SECOND AMENDMENT
TO THE
WATERS CORPORATION 2003 EQUITY INCENTIVE PLAN
     WHEREAS, Waters Corporation (the “Company”) has established and maintains an equity incentive plan for the benefit of certain employees, consultants and directors of the Company entitled the Waters Corporation 2003 Equity Incentive Plan (the “Plan”); and
     WHEREAS, the Company desires to amend the Plan;
     NOW THEREFORE, in accordance with the power of amendment contained in Section 13 of the Plan, the Plan is hereby amended, effective as of February 18, 2005, as follows:
1.	The first two sentences of Section 4 of the Plan (“Stock Subject to the Plan”) is hereby amended to read in its entirety as follows:
“At no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed 9,497,290 plus the number of any shares subject to awards granted under the Waters Corporation 1996 Long-Term Performance Incentive Plan, the Waters Corporation 1996 Non-Employee Director Stock Option Plan and the Waters Corporation 1994 Stock Option Plan which would have become available for additional awards thereunder by reason of the expiration or termination of those awards, subject, however, to the provisions of Section 8 of the Plan. Notwithstanding the foregoing limitation, Awards for Incentive Stock Options shall not exceed 9,497,290 shares.”
     IN WITNESS WHEREOF, the Company has caused this amendment to be signed on its behalf by its duly authorized representative this 18th day of February, 2005.

WATERS CORPORATION
/s/ Brian K. Mazar
By: Brian K. Mazar
Its: Senior Vice President,
Human Resources